UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 30, 2012

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2012, our Board of Directors elected Myla Lai-Goldman, M.D. as a director, effective September 11, 2012. In addition, our Board of Directors appointed Dr. Lai-Goldman to the Science Committee of our Board of Directors, also effective September 11, 2012. In accordance with our compensation policies for non-employee directors, on the effective date of Dr. Lai-Goldman’s appointment as director, Dr. Lai-Goldman will be granted a nonqualified stock option to purchase 40,000 shares of our common stock, which will have an exercise price equal to the fair market value of the common stock on the date of grant. Additionally, in accordance with our compensation policies for non-employee directors, Dr. Lai-Goldman will be entitled to receive a $40,000 annual retainer for her service as director, and a supplemental annual retainer of $2,000 for her service as a member of the Science Committee. Upon Dr. Lai-Goldman’s reelection as a director at each annual stockholder meeting, Dr. Lai-Goldman will be entitled to receive a nonqualified stock option to purchase 20,000 shares of our common stock, which will vest upon the earlier of the first anniversary of the grant date or the date of the next annual stockholder meeting following the date of grant. Dr. Lai-Goldman will enter into an indemnification agreement with us in substantially the form filed with the Securities and Exchange Commission as an exhibit to our Current Report on Form 8-K filed on June 6, 2006. We are not aware of any transaction with Dr. Lai-Goldman requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SEQUENOM, INC.

Dated: September 4, 2012	By:	/s/ Clarke Neumann
Clarke Neumann
Vice President and General Counsel